UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 13,2005

                               MILLENIA HOPE INC.

             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                   98-0213828
(Commission file no.)                          (IRS Employer Identification No.)

                     4055 St. Catherine St. West, Suite 151
                                Montreal, Quebec
                                     H3Z 3J8
              (Address of principal executive offices and zip code)

         Company's telephone number, including area code: (514) 846-5757

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Changes in Certifying Accountant

Item 4.01. Change in Registrant's Certifying Accountant

      (a) Previous Independent Accountants

            (i) Effective March 13, 2005 Millenia Hope Inc. (the "Registrant"), Richler, Tabac, Chartered Accountants, ("Richler") resigned as its independent certified accountants.

            (ii) Richler's report on the Registrant's financial statements for the past fiscal year ended November 30, 2003 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope, or accounting principles; however, the report was modified to include an explanatory paragraph wherein Richler expressed substantial doubt about the registrant's ability to continue as a going concern.

            (iii) The change of independent accountants was approved by the Registrant's Board of Directors on March 14, 2005.

            (iv) During the Registrant's fiscal year ended November 30, 2003, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

            (v) During the Registrant's fiscal year ended November 30, 2003 Richler did not advice the Registrant of any matters identified in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

            (vi) The Registrant requested Richler to furnish a letter addresses to the SEC, stating whether it agrees with the statements made by the Registrant and, if not, stating the respects in which it does not agree.

      (b) New Independent Accountants

            On March 14, 2005, the Registrant engaged Stark Winter Schenkein & Co., LLP (Stark Winter) as its principle accountant to audit the Registrant's financial statements. The registrant did not consult Stark Winter on any matters described in paragraph (a)(2)(i) or (ii) of item 304 of Regulation S-K during the Registrant's two most recent fiscal years.

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Item 9.01. Exhibits

Exhibit 99.1 Letter dated March 28, 2005 from Richler & Tabac, Chartered Accountants

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date April 5, 2005

Millenia Hope Inc.
By: /s/ Leonard Stella
Name Leonard Stella
Its: Chief Executive Officer

By: /s/ Yehuda Kops
Name: Yehuda Kops
Its: Acting Chief Financial Officer